Exhibit 10.38

ACCOUNTS RECEIVABLE FINANCING MODIFICATION AGREEMENT

     This Accounts Receivable Financing Modification Agreement is entered into as of October 15, 2004, by and between Greenfield Online, Inc. (the “Borrower”) and Silicon Valley Bank (“Bank”).

1.     DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Accounts Receivable Financing Agreement, dated August 9, 2001 by and between Borrower and Bank, as may be amended from time to time, (the “Accounts Receivable Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Accounts Receivable Financing Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness” and the Accounts Receivable Financing Agreement and any and all other documents executed by Borrower in favor of Bank shall be referred to as the “Existing Documents.”

2.     DESCRIPTION OF CHANGE IN TERMS.

A.	Modification(s) to Accounts Receivable Financing Agreement:

1.	Item “(H)” under Section 6.3 entitled “Affirmative Covenants” is hereby amended to read as follows:

(H) Provide Bank with (i) as soon as available, but no later than forty five (45) days following each fiscal quarter, a company prepared balance sheet and income statement, prepared under GAAP, consistently applied, covering Borrower’s operations during the period, (ii) as soon as available, but no later than thirty (30) days following each Reconciliation Period (or 30 days following each fiscal quarter if no outstanding Advances exist) an aged listing of accounts receivable and accounts payable, and (iii) a deferred revenue report from time to time upon Bank’s request. All of the foregoing shall be in form and substance satisfactory to Bank.

2.	Item “(M)” under Section 6.3 entitled “Affirmative Covenants” is hereby amended to read as follows:

(M) Borrower shall have EBITDA of not less than $1 for the fiscal quarter ending September 30, 2004 and each fiscal quarter thereafter.

3.	Item “(N)” under Section 6.3 entitled “Affirmative Covenants” is hereby amended to read as follows:

(N) Maintain its primary operating accounts with Bank and after December 31, 2004 maintain a depository account containing a portion of Borrower’s excess cash (such amount to be determined between Borrower and Bank) with Bank. All necessary transfers shall take place on or before December 31, 2004.

3.     CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4.     NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

5.     CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Accounts Receivable Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Indebtedness pursuant to this Accounts Receivable Financing Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Accounts Receivable Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Bank in writing. No maker, endorser, or guarantor will be released by virtue of this Accounts Receivable Financing Modification Agreement. The terms of this paragraph apply not only to this Accounts Receivable Financing Modification Agreement, but also to any subsequent Accounts Receivable Financing modification agreements.

6.     COUNTERSIGNATURE. This Accounts Receivable Financing Modification Agreement shall become effective only when executed by Borrower and Bank.

This Accounts Receivable Financing Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

Greenfield Online, Inc.		Silicon Valley Bank

By:	/s/ Jonathan A. Flatow	By:	/s/ John K. Peck

Name:	Jonathan A. Flatow	Name:	John K. Peck

Title:	VP & General Counsel	Title:	Relationship Manager